SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 25, 2011

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

161 Sixth Avenue, New York, New York		10013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 539-9600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. — Entry Into a Material Definitive Agreement.

On September 27, 2011, Harris Interactive Inc. (the “Company”) entered into Amendment Agreement No. 2 and Waiver (“Amendment No. 2”) to that certain Amended and Restated Credit Agreement, dated as of June 30, 2010, as amended by Amendment Agreement No. 1, dated as of August 27, 2010 (“Amendment No. 1”), among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank, and the Lenders party thereto (together, the “2010 Amended and Restated Credit Agreement”). The 2010 Amended and Restated Credit Agreement, as amended by Amendment No. 2 is referred to herein as the 2011 Amended and Restated Credit Agreement.

At June 30, 2011, the Company was not in compliance with the Consolidated Total Leverage Ratio and Consolidated Interest Coverage Ratio covenants contained in the 2010 Amended and Restated Credit Agreement largely due to the magnitude of restructuring and other charges incurred during the fiscal year ended June 30, 2011. Pursuant to Amendment No. 2, these covenant violations were permanently waived and the Company was in compliance with the terms of the 2011 Amended and Restated Credit Agreement. Amendment No. 2 includes both the addition and modification of certain definitions, terms, financial covenants, and reporting requirements. Obligations under the 2011 Amended and Restated Credit Agreement continue to be secured by the Company’s domestic assets and 66% of the equity interests in first tier foreign subsidiaries.

The Company’s credit facilities under the 2011 Amended and Restated Credit Agreement consist of its previously existing term loan, which matures September 30, 2013, and a revolving line of credit. A maximum amount of $5.0 million remains available under the revolving line of credit, subject to the Company’s satisfaction of certain conditions. Until the Company achieves trailing twelve month adjusted EBITDA of $5.0 million, borrowings under the revolving line of credit are limited to the lesser of $2.0 million or net U.S. accounts receivable, defined as U.S. accounts receivable plus U.S. unbilled accounts receivable, less deferred revenue. The principal amount outstanding under the term loan, $10.8 million at June 30, 2011, and the payment terms of the term loan remain unchanged. Pursuant to Amendment No. 2, the manner in which outstanding amounts accrue interest remains unchanged, except that the Eurodollar Applicable Rate and ABR Applicable Rate are fixed at 5.50% and 4.50%, respectively, through March 31, 2012.

Amendment No. 2 also impacts certain financial covenants, as follows:

•

The Consolidated Interest Coverage Ratio and Consolidated Total Leverage Ratio covenants are suspended for the fiscal quarters ending September 30, 2011, December 31, 2011 and March 31, 2012. During each of those fiscal quarters, the Company is subject to a trailing twelve month adjusted EBITDA covenant of $4.6 million, $3.8 million and $4.4 million, respectively.

•

For fiscal quarters commencing on or after April 1, 2012, the Company will again be subject to the Consolidated Interest Coverage Ratio and Consolidated Total Leverage Ratio covenants contained in the 2010 Amended and Restated Credit Agreement.

•	Cash paid to fund restructuring and other charges incurred on or before September 30, 2011 are limited to amounts agreed upon as contained in Amendment No. 2.

•

The Company must maintain minimum global cash of $7.0 million and U.S. cash of $1.0 million through June 30, 2012, at which time the Company will again be subject to only a minimum global cash requirement of $5.0 million.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by the copy thereof being filed as Exhibit 10.1 hereto and which is incorporated by reference herein. A copy of the 2010 Amended and Restated Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 6, 2010, and a copy of Amendment No. 1 was filed as Exhibit 10.7.14 to the Company’s Annual Report on Form 10-K filed with the SEC on August 31, 2010. These documents have been provided to provide investors and shareholders with information regarding their terms. They are not intended to provide any other factual information about the Company or the other parties thereto. These documents contain representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to investors and shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors and shareholders should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, and investors and shareholders should not rely on the representations and warranties for any other purpose.

Section 2 — Financial Information

Item 2.02. — Results of Operations and Financial Condition.

On September 28, 2011, the Company issued a press release announcing the Company’s earnings for the fiscal quarter and fiscal year ended June 30, 2011. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The following non-GAAP financial measures are referenced in the press release attached as Exhibit 99.1: adjusted EBITDA and adjusted EBITDA after the effect of restructuring and other charges. A reconciliation of these non-GAAP measures to the most directly comparable financial measure calculated and presented in accordance with GAAP, GAAP net loss, is provided as part of the press release.

These non-GAAP financial measures should not be considered in isolation; they are in addition to, and are not a substitution, for financial performance measures under GAAP. These non-GAAP financial measures may be different from non-GAAP measures used by other companies. Further, we may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations since they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

The Company defines Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization, and stock based compensation. Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The Company is presenting Non-GAAP Adjusted EBITDA because it provides investors with an additional way to view its operations, when considered with both its GAAP results and the reconciliation to net loss, which the Company believes provides a more complete understanding of its business than could be obtained absent this disclosure. Non-GAAP Adjusted EBITDA is presented solely as a supplemental disclosure because: (i) the Company believes it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation, amortization and stock based compensation expenses; (ii) the Company believes that investors will find this data useful in assessing its ability to service or incur indebtedness; and (iii) Non-GAAP Adjusted EBITDA is a component of the financial covenant measures used by the Company’s lenders in connection with the Company’s credit facilities. The use of Non-GAAP Adjusted EBITDA has limitations and should not be considered in isolation from or as an alternative to GAAP measures, such as net loss, operating loss or other data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

The Company believes that its description of Non-GAAP Adjusted EBITDA after the effect of restructuring and other charges is useful to investors because it provides a means for investors to better understand the Company’s ongoing operations during the fiscal quarter.

Item 2.03. — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement”, is incorporated by reference into this Item 2.03.

Item 2.05. Costs Associated with Exit or Disposal Activities.

Lease Exit Costs

On September 27, 2011, the Board of Directors (the “Board”) of the Company approved a plan to reduce the Company’s occupancy of its leased premises in Princeton, New Jersey and Rochester, New York. These space reductions, which will allow the Company to further reduce its facilities-related costs by pursuing subleases for excess space at both locations, will result in approximately $2.8 million of lease exit costs. The charges related to the space reductions will be reflected in the Company’s financial statements for the fiscal quarter ending September 30, 2011.

The Company will continue to evaluate its leased office space needs relative to the overall needs of the business.

Section 5 — Corporate Governance and Management

Item 5.02. — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2011, James R. Riedman, a director of the Company, notified the Board that he has decided not to stand for reelection at the Company’s 2011 Annual Meeting of Stockholders on November 1, 2011 (the “2011 Annual Meeting”). Mr. Riedman will complete his current term on the Board, which expires at the conclusion of the 2011 Annual Meeting. He also will continue to serve as Chairman of the Compensation Committee and a member of the Nominating and Governance Committee until the expiration of his current term. Mr. Riedman’s decision not to stand for reelection was not related in any manner to any past, present, or contemplated accounting, finance or legal issue, or to any disagreement with the Board or management over any issue or policy, including any accounting-related policy.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Amendment Agreement No. 2 and Waiver, dated as of September 27, 2011, to that certain Amended and Restated Credit Agreement, dated as of June 30, 2010, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank, and the Lenders party thereto, as amended by Amendment Agreement No. 1, dated as of August 27, 2010.

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on September 28, 2011 announcing the Company’s earnings for the fiscal quarter and fiscal year ended June 30, 2011.

Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934 and is not incorporated by reference into any registrations under the Securities Act of 1933. Additionally, the submission of Item 2.02 of this Report on Form 8-K is not an admission as to the materiality of any information in this Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)

By:	/s/ Eric W. Narowski
Name:	Eric W. Narowski
Title:	Interim Chief Financial Officer (Principal Financial Officer)

Dated: September 28, 2011

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1	Amendment Agreement No. 2 and Waiver, dated as of September 27, 2011, to that certain Amended and Restated Credit Agreement, dated as of June 30, 2010, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank, and the Lenders party thereto, as amended by Amendment Agreement No. 1, dated as of August 27, 2010.

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on September 28, 2011 announcing the Company’s earnings for the fiscal quarter and fiscal year ended June 30, 2011.